Exhibit 3.1

British Virgin Islands

The BVI Business Companies Act

(No. 16 of 2004)

Memorandum and Articles of Association

of

Biohaven Pharmaceutical Holding Company Ltd.

Incorporated this 25th day of September 2013

Amended and Restated this 20th day of January 2014

Amended and Restated this 28th day of June 2016

Amended and Restated this 28th day of October 2016

Amended this 21st day of April 2017

Amended and Restated this 8th day of May 2017

Maples Corporate Services (BVI) Limited

Kingston Chambers

PO Box 173

Road Town, Tortola

British Virgin Islands

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

Biohaven Pharmaceutical Holding Company Ltd.

1.                                      NAME

The name of the Company is Biohaven Pharmaceutical Holding Company Ltd. (the “Company”).

2.                                      STATUS

The Company is a company limited by shares.

3.                                      REGISTERED OFFICE AND REGISTERED AGENT

(a)                                 The first registered office of the Company is c/o Maples Corporate Services (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

(b)                                 The first registered agent of the Company is Maples Corporate Services (BVI) Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

4.                                      CAPACITY AND POWERS

4.1                               Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a)                                 full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)                                 for the purposes of subparagraph (a), full rights, powers and privileges.

4.2                               The Company shall not engage in Business Combinations with an Interested Member for three years, following the date such person became an Interested Member unless:

(a)                                 Prior to such time the Board approved either the Business Combination or the transaction which resulted in the Member becoming an Interested Member;

(b)                                 Upon consummation of the transaction which resulted in the Member becoming an Interested Member, the Interested Member owned at least 85% of the votes of shares in the Company outstanding at the time the transaction commenced, excluding for purposes of determining the outstanding shares (but not the outstanding shares owned by the Interested Member) those shares owned (i) by persons who are directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(c)                                  At or subsequent to such time the business combination is approved by the Board and authorized at an annual or special meeting of Members, and not by written consent, by the affirmative vote of at least 66 2/3% of the votes of shares not owned by the Interested Member.

5.                                      NUMBER AND CLASSES OF SHARES

The Company is authorized to issue a maximum of 200,000,000 common shares of a single class of no par value (the “Common Shares”) in one or more series and a maximum of 10,000,000 preferred shares of a single class of no par value (the “Preferred Shares”) in one or more series. The Board may fix the rights preferences and restrictions of Preferred Shares as the Directors in their sole discretion deem fit in one or more series, and authorize their issuance.

6.                                      RIGHTS ATTACHING TO THE SHARES

6.1                               Rights Attaching to the Common Shares

Subject to the Articles, the terms of the issue of any Common Share, or any Resolution of Members to the contrary (and, for greater clarity, without prejudice to any special rights conferred thereby on the holders of any other shares), a Common Share of the Company confers on the holder:

(a)                                 the right to one vote at a meeting of the Members or on any Resolution of Members;

(b)                                 the right to an equal share in any Distribution paid by the Company; and

(c)                                  the right to an equal share in the distribution of the surplus assets of the Company on a winding up.

6.2                               Rights attaching to the Preferred Shares

The Preferred Shares in the Company shall have such rights as specified by the Board pursuant to the Resolution of Directors approving the issue of such Preferred Share(s), and in any such Resolution of Directors the Board shall agree to amend and restate the Memorandum and Articles to fully set out such rights and instruct the registered agent of the Company to file the amended Memorandum and Articles with the Registrar. For the avoidance of doubt, the Directors shall not require any approval of the Members in respect of the issuance of Preferred Shares and the related amendments to the Memorandum and Articles.

7.                                      VARIATION OF CLASS RIGHTS

The rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not the Company is being wound-up, may be varied with the consent in writing of all the holders of the issued shares of that class or series or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of the class or series.

8.                                      RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU OR SUPERIOR

Rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or superior thereto.

9.                                      REGISTERED SHARES

The Company shall issue registered shares only. The Company is not authorized to issue fractional shares or bearer shares, convert registered shares to bearer shares, or exchange registered shares for bearer shares.

10.                               AMENDMENT TO THIS MEMORANDUM AND THE ARTICLES OF ASSOCIATION

10.1                        Subject to the provisions of the Act, these Memorandum and Articles, the Directors or Members may from time to time amend this Memorandum or the Articles by Resolution of Directors or Resolution of Members; provided, however, that any Resolution of Members to amend this Memorandum or the Articles shall require the affirmative vote of the holders of at least 75% of the then-outstanding shares of the Company. The Directors shall give notice of such resolution to the registered agent of the Company, for the registered agent to file with the Registrar a notice of the amendment to this Memorandum or the Articles, or a restated memorandum and articles of association incorporating the amendment(s) made, and any such amendment(s) to this Memorandum or the Articles will take effect from the date of the registration by the Registrar of the notice of amendment or restated memorandum and articles of association incorporating the amendment(s) made.

10.2                        Notwithstanding any provision to the contrary in this Memorandum or the Articles, the Directors shall not have the power to amend this Memorandum or the Articles:

(a)                                 to restrict the rights or powers of the Members to amend this Memorandum or the Articles;

(b)                                 to change the percentage of Members required to pass a resolution to amend this Memorandum or the Articles; or

(c)                                  in circumstances where this Memorandum or the Articles cannot be amended by the Members.

10.3                        A change of registered office or registered agent shall not constitute an amendment of this Memorandum or the Articles.

11.                               DEFINITIONS

The meanings of words in this Memorandum are as defined in the Articles annexed hereto.

We, Maples Corporate Services (BVI) Limited, registered agent of the Company, of Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands, for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign this Memorandum of Association on this 18th day of September 2013.

Incorporator

Sgd. Ruairi Bourke

Authorized Signatory

Maples Corporate Services (BVI) Limited

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

Biohaven Pharmaceutical Holding Company Ltd.

(a company limited by shares)

INTERPRETATION

1. Definitions

1.1                               In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	BVI Business Companies Act, as from time to time amended or restated;

Articles	these Articles of Association as originally registered or as from time to time amended or restated;

Board	the board of directors appointed or elected pursuant to these Articles and acting by Resolution of Directors;

Business Combination

(i) any merger or consolidation of the Company or any direct or indirect majority-owned subsidiary of the Company with (A) the Interested Member, or (B) with any other company, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Member and as a result of such merger or consolidation under Section 4.2 of the Memorandum is not applicable to the surviving entity;

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in 1 transaction or a series of transactions), except proportionately as a Member of the Company, to or with the Interested Member, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding shares of the Company;

(iii) any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any shares of the Company or of such subsidiary to the Interested Member, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any such subsidiary which securities were outstanding prior to the time that the Interested Member became such; (B) pursuant to a parent-subsidiary merger; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any such subsidiary which security is distributed, pro rata to all holders of a class or series of shares of the Company subsequent to the time the Interested Member became such; (D) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of said shares; or (E) any issuance or transfer of shares by the Company; provided however, that in no case under items (C)-(E) of this subparagraph shall there be an increase in the Interested Member’s proportionate share of the shares of any class or series of the Company or of the voting shares of the Company;

(iv) any transaction involving the Company or any direct or indirect majority-owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate share of the shares of any class or series, or securities convertible into the shares of any class or series, of the Company or of any such subsidiary which is owned by the Interested Member, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the Interested Member; or

(v) any receipt by the Interested Member of the benefit, directly or indirectly (except proportionately as a Member of the Company), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (i)-(iv) of this definition) provided by or through the Company or any direct or indirect majority-owned subsidiary;

Company	Biohaven Pharmaceutical Holding Company Ltd.;

Distribution	(a) the direct or indirect transfer of an asset, other than the Company’s own shares, to or for the benefit of a Member; or

(b) the incurring of a debt to or for the benefit of a Member;

in relation to shares held by a Member and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of shares, a transfer of indebtedness or otherwise, and includes a dividend;

Exchange Act	Securities Exchange Act of 1934, as amended;

Interested Member

means any person (other than the Company and any direct or indirect majority-owned subsidiary of the Company) that (i) is the owner of 15% or more of the outstanding voting shares of the Company, or (ii) is an affiliate or associate of the Company and was the owner of 15% or more of the outstanding voting shares of the Company at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Member, and the affiliates and associates of such person;

provided, however, that the term “Interested Member” shall not include (x) any person who (A) owned shares in excess of the 15% limitation set forth herein on or before the date of the completion of the Company’s initial public offering of its Common Shares and either (I) continued to own shares in excess of such 15% limitation or would have but for action by the Company or (II) is an affiliate or associate of the Company and so continued (or so would have continued but for action by the Company) to be the owner of 15% or more of the outstanding voting shares of the Company at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such a person is an Interested Member or (B) acquired said shares from a person described in item (A) of this paragraph by gift, inheritance or in a transaction in which no consideration was exchanged; or (y) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company; provided that such person shall be an Interested Member if thereafter such person acquires additional voting shares of the Company, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Member, the voting shares of the Company deemed to be outstanding shall include shares “beneficially owned” (as defined in Rule 13d-3 promulgated under the Exchange Act) by the person and such person’s affiliates and associates (such terms are defined in Rule 12b-2 promulgated under the Exchange Act) but shall not include any other unissued shares of the Company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;

Member	a person whose name is entered in the register of members as the holder of one or more shares in the Company;

Memorandum	the Memorandum of Association of the Company as originally registered or as from time to time amended or restated;

NYSE	New York Stock Exchange;

Recognised Exchange	has the meaning given in the Act;

Resolution of Directors

(a) a resolution approved at a duly constituted meeting of directors or of a committee of directors of the Company by the affirmative vote of a simple majority of the directors present who voted and did not abstain or such other majority as may be specified in these Memorandum and Articles; or

(b) a resolution consented to in writing by a majority of the directors or such other majority as may be specified in these Memorandum and Articles, or of a majority of members of the committee, as the case may be;

Resolution of Members

a resolution approved at a duly constituted meeting of Members by the affirmative vote of a simple majority of the votes of those Members entitled to vote and voting on the resolution, unless a higher percentage is otherwise required by law, or by these Memorandum and Articles;

Resolution of Members	the common seal of the Company;

Resolution of Members

the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

Secretary	the United States Securities Act of 1933, as amended;

shares	the Common Shares and any Preferred Shares; and

Treasury Share	a share of the Company that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled.

1.2                               In these Articles, where not inconsistent with the context:

(a)                                 words denoting the plural number include the singular number and vice versa;

(b)                                 words denoting the masculine gender include the feminine and neuter genders;

(c)                                  words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)                                 a reference to voting in relation to shares shall be construed as a reference to voting by Members holding the shares, except that it is the votes allocated to the shares that shall be counted and not the number of Members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction;

(e)                                  a reference to money is, unless otherwise stated, a reference to the currency in which shares of the Company shall be issued;

(f)                                   the words:-

(i) “may” shall be construed as permissive; and

(ii) “shall” shall be construed as imperative; and

(g)                                  unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Articles.

1.3                               In these Articles expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4                               Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.                                      Power to Issue Shares

Subject to the provisions of the Memorandum, the unissued shares of the Company shall be at the disposal of the Board which may, without limiting or affecting to any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of the shares to such persons, at such times and upon such terms and conditions as the Company may by Resolution of Directors determine.

3.                                      Power of the Company to Purchase its Shares

3.1                               Subject to the provisions of the Act (save that sections 60 and 61 of the Act shall not apply to the Company), the terms attached to shares, as specified in the Memorandum and the Articles, may provide for such shares to be redeemed or to be liable to be redeemed at the option of the Member or the Company on such terms as so specified.

3.2                               Subject to the provisions of the Act (save that sections 60 and 61 of the Act shall not apply to the Company), the Company may purchase or otherwise acquire its own shares (including any redeemable shares) in such manner and on such other terms as the Board may agree with the relevant Member.

3.3                               The Company may make a payment in respect of the redemption, purchase or other acquisition of its own shares in any manner permitted by the Act.

3.4                               The Board may accept the surrender for no consideration of any fully paid share including, for the avoidance of doubt, a Treasury Share. Any such surrender shall be in writing and signed by the Member holding the share or shares.

4.                                      Treatment of Purchased, Redeemed or Acquired Shares

4.1                               Subject to Article 4.2, a share that the Company purchases, redeems or otherwise acquires may be cancelled or held by the Company as a Treasury Share.

4.2                               The Company may only hold a share that has been purchased, redeemed or otherwise acquired as a Treasury Share if the number of shares purchased, redeemed or otherwise acquired, when aggregated with shares of the same class already held by the Company as Treasury Shares, does not exceed 50% of the shares of that class previously issued by the Company, excluding shares that have been cancelled.

5.                                      Treasury Shares

5.1                               Treasury Shares may be transferred by the Company and the provisions of the Act, the Memorandum and these Articles that apply to the issue of shares apply to the transfer of Treasury Shares.

5.2                               All the rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by or against the Company while it holds the share as a Treasury Share.

6.                                      Consideration

6.1                               A share may be issued for consideration, in any form or a combination of forms, including money, a promissory note or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

6.2                               No share may be issued for a consideration, which is in whole or part, other than money unless the Board passes a resolution stating:

(a)                         the amount to be credited for the issue of the share; and

(b)                         that, in its opinion, the present cash value of the non-money consideration and money consideration, if any, is not less than the amount to be credited for the issue of the share.

6.3                               No share may be issued by the Company that:

(a)                                 increases the liability of a person to the Company; or

(b)                                 imposes a new liability on a person to the Company,

unless that person, or an authorized agent of that person, agrees in writing to becoming the holder of the share.

6.4                               The consideration for a share with par value shall not be less than the par value of the share.

6.5                               A bonus share issued by the Company shall be deemed to have been fully paid for on issue.

7.                                      Forfeiture of Shares

7.1                               Where a share is not fully paid for on issue, the Board may, subject to the terms on which the share was issued, at any time serve upon the Member a written notice of call specifying a date for payment to be made.

7.2                               The written notice of call shall name a further date not earlier than the expiration of fourteen days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice, the share will be liable to be forfeited.

7.3                               Where a notice complying with the foregoing provisions has been issued and the requirements of the notice have not been complied with, the Board by Resolution of Directors may, at any time before tender of payment, forfeit and cancel the share to which the notice relates and direct that the register of Members be updated.

7.4                               Upon forfeiture and cancellation pursuant to Article 7.3, the Company shall be under no obligation to refund any moneys to that Member and that Member shall be discharged from any further obligation to the Company as regards the forfeited share.

8.                                      Share Certificates

The Company is not required to issue certificates in respect of its shares to any Member.

9.                                      Fractional Shares

The Company may not issue fractional shares.

REGISTRATION OF SHARES

10.                               Register of Members

10.1                        The Board shall cause there to be kept a register of Members in which there shall be recorded the name and address of each Member, the number of each class and series of shares held by each Member, the date on which the name of each Member was entered in the register of Members and the date upon which any person ceased to be a Member.

10.2                        The register of Members may be in such form as the Board may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Unless the Board otherwise determines, the magnetic, electronic or other data storage form shall be the original register of Members.

11.                               Registered Holder Absolute Owner

11.1                        The entry of the name of a person in the register of Members as a holder of a share in the Company is prima facie evidence that legal title in the share vests in that person.

11.2                        The Company may treat the holder of a registered share as the only person entitled to:

(a)                                 exercise any voting rights attaching to the share;

(b)                                 receive notices;

(c)                                  receive a Distribution in respect of the share; and

(d)                                 exercise other rights and powers attaching to the share.

12.                               Transfer of Registered Shares

12.1                        Registered shares may be transferred by a written instrument of transfer signed by the transferor and containing the name of the transferee.

12.2                        The Board is permitted to pass a Resolution of Directors refusing or delaying the registration of a transfer where it reasonably determines that it is in the best interest of the Company to do so. Without limiting the generality of the foregoing, the Board may refuse or delay the registration of a transfer of shares if the transferor has failed to pay an amount due in respect of those shares.

12.3                        Where the Board passes a resolution to refuse or delay the registration of a transfer, the Company shall, as soon as practicable, send the transferor and the transferee a notice of the refusal or delay.

12.4                        The transfer of a share is effective when the name of the transferee is entered in the register of Members and the Company shall not be required to treat a transferee of a share in the Company as a Member until the transferee’s name has been entered in the register of Members.

12.5                        Where shares are listed on a Recognised Exchange, (a) Articles 12.1 to 12.4 shall not apply and (b) the shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the law, rules, procedures and other requirements applicable to shares listed on the Recognised Exchange.

13.                               Transmission of Registered Shares

13.1                        The executor or administrator of the estate of a deceased Member, the guardian of an incompetent Member, the liquidator of an insolvent Member or the trustee of a bankrupt Member shall be the only person recognized by the Company as having any title to the Member’s share.

13.2                        Any person becoming entitled by operation of law or otherwise to a share in consequence of the death, incompetence or bankruptcy of any Member may be registered as a Member upon such evidence being produced as may reasonably be required by the Board. An application by any such person to be registered as a Member shall for all purposes be deemed to be a transfer of the share of the deceased, incompetent or bankrupt Member and the Board shall treat it as such.

13.3                        Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any Member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share and such request shall likewise be treated as if it were a transfer.

ALTERATION OF SHARES

14.                               Power to Alter Shares

14.1                        The Company may amend the Memorandum by Resolution of Directors to increase or reduce the maximum number of shares that the Company is authorized to issue, or to authorize the Company to issue an unlimited number of shares.

14.2                        Subject to the Memorandum and these Articles, the Company, by Resolution of Directors, may:

(a)                                 divide its shares, including issued shares, into a larger number of shares; or

(b)                                 combine its shares, including issued shares, into a smaller number of shares;

provided that, where shares are divided or combined, the aggregate par value (if any) of the new shares must be equal to the aggregate par value (if any) of the original shares.

14.3                        A division or combination of shares, including issued shares, of a class or series shall be for a larger or smaller number, as the case may be, of shares in the same class or series.

14.4                        No fractional shares shall be issued upon any such division or combination of shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of the relevant class of share as determined by a Resolution of Directors.

15. Restrictions on the Division of Shares

The Company shall not divide its shares if it would cause the maximum number of shares that the Company is authorized to issue to be exceeded.

DISTRIBUTIONS

16.                               Distributions

16.1                        The Board may, by Resolution of Directors, authorize a Distribution by the Company to Members at such time and of such an amount as it thinks fit if it is satisfied, on reasonable grounds, that immediately after the Distribution, the value of the Company’s assets exceeds its liabilities and the Company is able to pay its debts as they fall due. The resolution shall include a statement to that effect.

16.2                        Notice of any Distribution that may have been authorized shall be given to each Member entitled to the Distribution in the manner provided in Article 22 and all Distributions unclaimed for three years after having been authorized may be forfeited by Resolution of Directors for the benefit of the Company.

17.                               Power to Set Aside Profits

The Board may, before authorizing any Distribution, set aside out of the profits of the Company such sum as it thinks proper as a reserve fund, and may invest the sum so set apart as a reserve fund in such securities as it may select.

18.                               Unauthorized Distributions

18.1                        If, after a Distribution is authorized and before it is made, the Board ceases to be satisfied on reasonable grounds that immediately after the Distribution the value of the Company’s assets exceeds its liabilities and the Company is able to pay its debts as they fall due, such Distribution is deemed not to have been authorized.

18.2                        A Distribution made to a Member at a time when, immediately after the Distribution, the value of the Company’s assets did not exceed its liabilities and the Company was not able to pay its debts as they fell due, is subject to recovery in accordance with the provisions of the Act.

19.                               Distributions to Joint Holders of Shares

If two or more persons are registered as joint holders of any shares, any one of such persons may give an effectual receipt for any Distribution payable in respect of such shares.

MEETINGS AND CONSENT OF MEMBERS

20.                               Meetings and Location

The Board may convene meetings of the Members of the Company at such times and in such manner and places within or outside the British Virgin Islands as the Board considers necessary or desirable; provided that at least one meeting of Members must be held each year.

21.                               Special Meetings

Special meetings of the shareholders of the Company may be called, for any purpose as is a proper matter for shareholder action under applicable BVI law, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) or (iv) by shareholders holding not less than 10% of the votes of the outstanding voting shares. The Board of Directors shall determine the time and place, if any, of such special meeting.

22.                               Notice

22.1                        Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of Members shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at any such meeting. If mailed, notice is deemed given when deposited in the U.S. mail, postage prepaid, directed to the Member at such Member’s address as it appears on the records of the Company. Notice of the time, place, if any, and purpose of any meeting of Members may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any shareholder by his, her or its attendance thereat in person, by remote communication, if applicable, or by proxy, except when the Member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any Member so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

22.2                        In order that the Company may determine the Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board may fix a record date (the “Record Date”), which Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted by the Board, and which Record Date: (a) in the case of determination of Members entitled to vote at any meeting of Members, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and (b) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no Record Date is fixed: (i) the Record Date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the Record Date for determining Members for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

22.3.                     A meeting of Members may be called on short notice:

(a)                                 if Members holding not less than 90 percent of the total number of shares entitled to vote on all matters to be considered at the meeting, or 90 percent of the votes of each class or series of shares where Members are entitled to vote thereon as a class or series together with not less than a 90 percent majority of the remaining votes, have agreed to short notice of the meeting, or

(b)                                 if all Members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting, and for this purpose presence at the meeting shall be deemed to constitute waiver.

22.4                        The inadvertent failure of the Board to give notice of a meeting to a Member, or the fact that a Member has not received a notice that has been properly given, shall not invalidate the meeting.

23.                               Instrument of Proxy

23.1                        A Member may be represented at a meeting of Members by a proxy who may speak and vote on behalf of the Member.

23.2                        The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

23.3                        An instrument appointing a proxy shall be in such other form as the Chairman of the meeting shall accept as properly evidencing the wishes of the Member appointing the proxy. A proxy need not be a Member, and a Member may appoint one or more than one person to act as his proxy. On a poll, votes may be given in person or by proxy, and a Member entitled to more than one vote need not, if he votes, use all of his votes or cast all the votes he uses in the same way. The appointment of a proxy does not prevent a Member from attending and voting in person at the meeting or an adjournment or on a poll. The appointment of a proxy is (unless the contrary is stated in such proxy) valid for an adjournment of the meeting as well as for the meeting or meetings to which it relates and is valid for 12 months following the date of execution unless terminated earlier.

24.                               Voting by Joint Holders of Shares

The following shall apply in respect of joint ownership of shares:

(a)                                 if two or more persons hold shares jointly, each of them may be present in person or by proxy at a meeting of Members and may speak as a member;

(b)                                 if only one of the joint owners is present in person or by proxy he or she may vote on behalf of all joint owners; and

(c)                                  if two or more of the joint owners are present in person or by proxy they must vote as one.

25.                               Participating in Meetings by Telephone

Members shall not be entitled to attend or participate at a meeting of Members by telephone or other electronic means.

26.                               Quorum at General Meetings

26.1                        A meeting of Members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy at least 50 percent of the votes of the shares or class or series of shares entitled to vote on resolutions of Members to be considered at the meeting. If such a quorum be present, notwithstanding the fact that such quorum may be represented by only one person, then such person may resolve any matter, and a certificate signed by such person, accompanied where such person is a proxy by a copy of the proxy forms, shall constitute a valid resolution of Members. In the absence of a quorum, any meeting of Members may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The Members present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum.

26.2                        Except as otherwise provided by statute or by applicable stock exchange rules, or by the Memorandum and Articles of Association, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter shall be the act of the Members. Except as otherwise provided by statute or the Memorandum and Articles of Association, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Memorandum and Articles of Association, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by the Memorandum and Articles of Association, the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting shall be the act of such class or classes or series.

27.                               Chairman to Preside

At every meeting of Members, the Chairman of the Board shall preside as Chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board of Directors is not present at the meeting, the Members present shall choose someone of their number to be the Chairman. If the Members are unable to choose a Chairman for any reason, then the person representing the greatest number of voting shares present in person or by proxy at the meeting shall preside as Chairman, failing which the oldest individual member or representative of a Member present shall take the chair.

28.                               Adjournment of General Meetings

Any meeting of Members, whether annual or special, may be adjourned from time to time either by the Chairman of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

29.                               Power to Demand a Poll

At any meeting of the Members, the Chairman shall be responsible for deciding in such manner as he or she shall consider appropriate whether any resolution has been carried or not, and the result of his or her decision shall be announced to the meeting and recorded in the minutes thereof. If the Chairman shall have any doubt as to the outcome of any resolution put to the vote, he or she shall cause a poll to be taken of all votes cast upon such resolution, but if the Chairman shall fail to take a poll then any Member present in person or by proxy who disputes the announcement by the Chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the Chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting.

30.                               Representation of Members

30.1                        Any person other than an individual shall be regarded as one Member and, subject to the specific provisions hereinafter contained for the appointment of representatives of such persons, the right of any individual to speak for or represent such Member shall be determined by the Law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. If case of doubt, the Board may in good faith seek legal advice from any qualified person, and unless and until a court of competent jurisdiction shall otherwise rule, the Board may rely and act upon such advice without incurring any liability to any Member.

30.2                        Any person other than an individual which is a Member of the Company may by resolution of its board of directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorized shall be entitled to exercise the same power on behalf of the person which he represents as that person could exercise if it were an individual Member of the Company.

30.3                        The Chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarized copy of such proxy or authority which shall be produced within seven days of the being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

31.                               Directors Attendance at General Meetings

Directors of the Company may attend and speak at any meeting of Members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

32.                               No Action by Written Consent

A Resolution of Members is valid only if approved at a duly convened and constituted meeting of Members by the affirmative vote of a simple majority or such greater majority as may be provided for in these Articles of the votes of the shares entitled to vote thereon, that were present at the meeting in person or by proxy and were voted and not abstained, and no action may be taken by Members except at a duly convened and constituted meeting of Members, and no action may be taken by Members by written consent.

33.                               Annual General Meeting

A meeting of Members for the election of directors and other business shall be held annually at such date and time as may be designated by the Board from time to time.

NOTICE OF MEMBER BUSINESS AND NOMINATIONS

34.                               “Intentionally Omitted”

35.                               Annual Meetings of Members

35.1                        Nominations of persons for election to the Board of the Company and the proposal of other business to be considered by the Members may be brought before an Annual Meeting (i) by or at the direction of the Board or (ii) by any Member of the Company who was a Member of record at the time of giving of notice provided for in this Article, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in this Article as to such nomination or business. For the avoidance of doubt, the foregoing clause (ii) shall be the exclusive means for a Member to bring nominations or business properly before an Annual Meeting (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Exchange Act) and such Member must comply with the notice and other procedures set forth in this Article to bring such nominations or business properly before an Annual Meeting. In addition to the other requirements set forth in this Article, for any proposal of business to be considered at an Annual Meeting, it must be a proper subject for action by Members of the Company under British Virgin Islands law.

35.2                        For nominations or other business to be properly brought before an Annual Meeting by a Member pursuant to this Article, the Member must (i) have given Timely Notice (as defined below) thereof in writing to the Secretary of the Company, (ii) have provided any updates or supplements to such notice at the times and in the forms required by this Article and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by this Article. To be timely, a Member’s written notice shall be received by the Secretary at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s Annual Meeting provided, however, that in the event the Annual Meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no Annual Meeting were held in the preceding year, notice by the Member to be timely must be received by the Secretary of the Company not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). Such Member’s Timely Notice shall set forth:

(a)                         as to each person whom the Member proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(b)                         as to any other business that the Member proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of each Proposing Person (as defined below);

(c)                          (i) the name and address of the Member giving the notice, as they appear in the register of members of the Company, and the names and addresses of the other Proposing Persons (if any) and (ii) as to each Proposing Person, the following information: (a) the class or series and number of all shares of the Company which are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), including any shares of any class or series of the Company as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, (b) all Synthetic Equity Interests (as defined below) in which such Proposing Person or any of its affiliates or associates, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person, (y) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) whether or not such Proposing Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of the Company, (d) any rights to dividends or other distributions on the shares of any class or series of the Company, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Company, and (e) any performance-related fees (other than an asset based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of the Company or any Synthetic Equity Interests (the disclosures to be made pursuant to the foregoing clauses (a) through (e) are referred to, collectively, as “Material Ownership Interests”) and (iii) a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of the Company;

(d)                         (i) a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominee(s)), pertaining to the nomination(s) or other business proposed to be brought before the meeting of Members (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (ii) identification of the names and addresses of other Members (including beneficial owners) known by any of the Proposing Persons to support such nominations or other business proposal(s), and to the extent known the class and number of all shares of the Company owned beneficially or of record by such other Member(s) or other beneficial owner(s); and

(e)                          a statement whether or not the Member giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of the Company required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of the Company reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such Member (such statement, the “Solicitation Statement”).

35.3                        For purposes of this Article, the term “Proposing Person” shall mean the following persons: (i) the Member of record providing the notice of nominations or business proposed to be brought before a Members’ meeting, and (ii) the beneficial owner(s), if different, on whose behalf the nominations or business proposed to be brought before a Members’ meeting is made. For purposes of this, the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of the Company, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of the Company, (b) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of the Company, (c) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of the Company, or (d) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of the Company.

35.4                        A Member providing Timely Notice of nominations or business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to this Article shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such Annual Meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Company not later than the close of business on the fifth (5th) business day after the record date for the Annual Meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date of the Annual Meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).

36.                               General

36.1                        Only such persons who are nominated in accordance with the provisions of this Article shall be eligible for election and to serve as directors and only such business shall be conducted at an Annual Meeting as shall have been brought before the meeting in accordance with the provisions of this Article. The Board or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of this Article. If neither the Board nor such designated committee makes a determination as to whether any Member proposal or nomination was made in accordance with the provisions of this Article, the presiding officer of the Annual Meeting shall have the power and duty to determine whether the Member proposal or nomination was made in accordance with the provisions of this Article. If the Board or a designated committee thereof or the presiding officer, as applicable, determines that any Member proposal or nomination was not made in accordance with the provisions of this Article, such proposal or nomination shall be disregarded and shall not be presented for action at the Annual Meeting.

36.2                        Except as otherwise required by law, nothing in Article 35 shall obligate the Company or the Board to include in any proxy statement or other Member communication distributed on behalf of the Company or the Board information with respect to any nominee for director or any other matter of business submitted by a Member.

36.3                        Notwithstanding the provisions of Article 35, if the proposing Member (or a qualified representative of the Member) does not appear at the Annual Meeting to present a nomination or any business, such nomination or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Article, to be considered a qualified representative of the proposing Member, a person must be authorized by a written instrument executed by such Member or an electronic transmission delivered by such Member to act for such Member as proxy at the meeting of Members and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, to the presiding officer at the meeting of the Members.

36.4                        For purposes of this Article, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

36.5                        Notwithstanding the foregoing provisions of this Article, a Member shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article. Nothing in this Article shall be deemed to affect any rights of Members to have proposals included in the Company’s proxy statement pursuant to Rule 14a-8 (or any successor rule) under the Exchange Act and, to the extent required by such rule, have such proposals considered and voted on at an Annual Meeting.

37.                               Additional Provisions for Special Meetings

The Board may postpone or reschedule any previously scheduled special meeting of Members. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of Members of the Company. Nominations of persons for election to the Board of the Company and Member proposals of other business shall not be brought before a special meeting of Members to be considered by the Members unless such special meeting is held in lieu of an annual meeting of Members in accordance with Article 35, in which case such special meeting in lieu thereof shall be deemed an Annual Meeting for purposes of these Articles and the provisions of Article 35 shall govern such special meeting.

DIRECTORS AND OFFICERS

38.                               Election of Directors

38.1                        The directors shall be elected by a Resolution at the annual meeting of Members, except for situations in which the Board fills a vacancy pursuant to Article 42 below.

38.2                        No person shall be appointed as a director or nominated as a reserve director unless he or she has consented in writing to act as a director or to be nominated as a reserve director.

38.3                        The Members and Directors (as appropriate) shall only be permitted to nominate and/or appoint individual persons to be a director of the Company. No company, corporation, undertaking or other vehicle shall be appointed as a director of the Company.

39.                               Number of Directors

The authorized number of directors of the Company shall be fixed by the Board from time to time in accordance with the Memorandum and Articles of Association. Directors need not be shareholders unless so required by the Memorandum and Articles of Association. If for any cause, the directors shall not have been elected at an annual meeting of Members, they may be elected as soon thereafter as convenient at a special meeting of the Members called for that purpose in the manner provided in the Memorandum and

Articles of Association.

40.                               Term of Office of Directors

The Board shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Class I directors shall initially serve until the first annual meeting of Members following the closing of the Company’s initial public offering of its Common Shares; Class II directors shall initially serve until the second annual meeting of Members following the closing of the Company’s initial public offering of its Common Shares; and Class III directors shall initially serve until the third annual meeting of Members following the closing of the Company’s initial public offering of its Common Shares. Commencing with the first annual meeting of Members following the closing of the Company’s initial public offering of its Common Shares, directors of each class the term of which shall then expire shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. No decrease in the number of directors shall shorten the term of any incumbent directors.

41.                               Removal of Directors

41.1                        Subject to the rights of holders of any series of Preferred Shares to elect additional directors under specified circumstances, no director may be removed without cause. Subject to any limitation imposed by law, any individual director or directors may be removed with cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the votes of all then outstanding Common Shares of the Company entitled to vote generally at a meeting for the election of directors.

41.2                        Notice of a meeting called under Article 41.1 shall state that the purpose of the meeting is, or the purposes of the meeting include, the removal of a director.

42. Vacancy in the Office of Director

42.1                        Notwithstanding Article 38, and subject to the rights of the holders of any series of Preferred Shares, any vacancies on the Board resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the Members, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board, or by a sole remaining director, and not by the Members, provided, however, that whenever the holders of any class or classes of shares or series thereof are entitled to elect one or more directors by the provisions of the Memorandum and Articles of Association, vacancies and newly created directorships of such class or classes or series shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the Members, be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected, and not by the Members. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

42.2                        A vacancy in the Board shall be deemed to exist under this Article 42 in the case of the death, removal or resignation of any director.

42.3                        The term of any appointment under this Article 42 may not exceed the term that remained when the person who has ceased to be a director left or otherwise ceased to hold office.

43.                               Compensation of Directors

Directors shall be entitled to such compensation for their services as may be approved by the Board, including, if so approved, by Resolution of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board and at any meeting of a committee of the Board. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

44.                               Resignation of Directors

Any director may resign at any time by delivering his or her notice in writing to the Secretary in accordance with the Company’s Corporate Governance Guidelines, such resignation to specify whether it will be effective at a particular time. If no such specification is made, it shall be deemed effective at the time it is received in writing by the Secretary. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his or her successor shall have been duly elected and qualified.

45.                               Directors to Manage Business

45.1                        The business and affairs of the Company shall be managed by, or under the direction or supervision of, the Board.

45.2                        The Board has all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company.

45.3                        The Board may authorize the payment of all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the Members of the Company, subject to any delegation of such powers as may be authorized by these Articles. Subject to the provisions of the Act, all checks, promissory notes, draft, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

46.                               Committees of Directors

46.1                        The Board may, by a Resolution of Directors, designate one or more committees of directors, including an executive committee, each consisting of one or more directors.

46.2                        Each committee of directors has such powers and authorities of the Board, including the power and authority to affix the Seal, as are set forth in these Articles or the Resolution of Directors establishing the committee, except that the Board has no power to delegate the following powers to a committee of directors:

(a)                                 to further delegate powers to a committee of directors;

(b)                                 to amend the Memorandum or these Articles;

(c)                                  to designate committees of directors;

(d)                                 to appoint or remove directors;

(e)                                  to appoint or remove an agent;

(f)                                   to approve a plan of merger, consolidation or arrangement;

(g)                                  to make a declaration of solvency or approve a liquidation plan;

(h)                                 to make a determination that the Company will, immediately after a proposed Distribution, meet the solvency test set out in the Act; or

(i)                                     to approve or adopt, or recommend to the Members, any action or matter (other than the election or removal of directors) expressly required by the Act to be submitted to the Members for approval.

46.3                        A committee of directors, where authorized by the Board, may appoint a sub-committee.

46.4                        The meetings and proceedings of each committee of directors consisting of two or more directors shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

46.5                        The Board, subject to any requirements of any outstanding series of Preferred Shares and the provisions of the other subsections of this Article 46, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation from the committee or from the Board. The Board may at any time for any reason remove any individual committee member and the Board may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee.

46.6                        Unless the Board shall otherwise provide, regular meetings of the executive committee or any other committee appointed pursuant to this Article 46 shall be held at such times and places as are determined by the Board, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any Director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of the time and place of special meetings of the Board.

Notice of any special meeting of any committee may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

47.                               Officers and Agents

47.1                        The Board may, by a Resolution of Directors, appoint any person, including a person who is a director to be an officer or agent of the Company. Such officers may consist of a chairman of the Board (provided that notwithstanding anything to the contrary contained in these Articles, the chairman of the Board shall not be deemed an officer of the Company unless so designated by the Board), a president and one or more vice presidents, secretaries and treasurers, a chief executive officer and a chief financial officer. The Board may also appoint one or more assistant secretaries and assistant treasurers and such other officers and agents with such powers and duties as it shall deem necessary. The Board may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the Company at any one time unless specifically prohibited therefrom by law.

47.2                        Each officer or agent has such powers and authorities of the Board, including the power and authority to affix the Seal, as are set forth in these Articles or the Resolution of Directors appointing the officer or agent, except that no officer or agent has any power or authority with respect to the following:

(a)                                 to amend the Memorandum or these Articles;

(b)                                 to change the registered office or agent;

(c)                                  to designate committees of directors;

(d)                                 to delegate powers to a committee of directors;

(e)                                  to appoint or remove directors;

(f)                                   to appoint or remove an agent;

(g)                                  to fix compensation of directors;

(h)                                 to approve a plan of merger, consolidation or arrangement;

(i)                                     to make a declaration of solvency or approve a liquidation plan;

(j)                                    to make a determination that the Company will, immediately after a proposed distribution, meet the solvency test set out in the Act; or

(k)                                 to authorize the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

48.                               Removal and Resignation of Officers and Agents

48.1                        The officers and agents of the Company shall hold office until their successors are duly elected and qualified, but any officer or agent elected or appointed by the Board may be removed at any time, with or without cause, by Resolution of Directors or by any committee or by the Chief Executive Officer or other superior officers upon whom such power of removal may have been conferred by the Board. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

48.2                        Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Company under any contract with the resigning officer.

49.                               Duties of Officers

49.1                        Duties of Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the Members and at all meetings of the Board, unless the Chairman of the Board has been appointed and is present, in which case the Chairman of the Board shall preside. Unless an officer has been appointed Chief Executive Officer of the Company, the President shall be the chief executive officer of the Company and shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the Company. To the extent that a Chief Executive Officer has been appointed and no President has been appointed, all references in these Articles to the President shall be deemed references to the Chief Executive Officer. The Chief Executive Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board shall designate from time to time.

49.2                        Duties of President. The President shall preside at all meetings of the Members and at all meetings of the Board, unless the Chairman of the Board of Directors or the Chief Executive Officer has been appointed and is present. Unless another officer has been appointed Chief Executive Officer of the Company, the President shall be the chief executive officer of the Company and shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the Company. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board shall designate from time to time.

49.3                        Duties of Vice Presidents. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board or the Chief Executive Officer, or, if the Chief Executive Officer has not been appointed or is absent, the President shall designate from time to time.

49.4                        Duties of Secretary. The Secretary shall attend all meetings of the Members and of the Board and shall record all acts and proceedings thereof in the minute book of the Company. The Secretary shall give notice in conformity with these Articles of all meetings of the Members and of all meetings of the Board and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Articles and other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board shall designate from time to time. The President may direct any Assistant Secretary or other officer to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board or the President shall designate from time to time.

49.5                        Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the Company in a thorough and proper manner and shall render statements of the financial affairs of the Company in such form and as often as required by the Board or the President. The Chief Financial Officer, subject to the order of the Board, shall have the custody of all funds and securities of the Company. The Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board or the President shall designate from time to time. To the extent that a Chief Financial Officer has been appointed and no Treasurer has been appointed, all references in these Articles to the Treasurer shall be deemed references to the Chief Financial Officer. The President may direct the Treasurer, if any, or any Assistant Treasurer, or a controller or any assistant controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each controller and assistant controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board or the President shall designate from time to time.

49.6                        Duties of Treasurer. Unless another officer has been appointed Chief Financial Officer of the Company, the Treasurer shall be the chief financial officer of the Company and shall keep or cause to be kept the books of account of the Company in a thorough and proper manner and shall render statements of the financial affairs of the Company in such form and as often as required by the Board or the President, and, subject to the order of the Board, shall have the custody of all funds and securities of the Company. The Treasurer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board or the President shall designate from time to time.

49.7                        Execution of Corporate Instruments. The Board may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Company any corporate instrument or document, or to sign on behalf of the Company the corporate name without limitation, or to enter into contracts on behalf of the Company, except where otherwise provided by law or these Articles, and such execution or signature shall be binding upon the Company. All checks and drafts drawn on banks or other depositaries on funds to the credit of the Company or in special accounts of the Company shall be signed by such person or persons as the Board shall authorize so to do. Unless authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

49.8                        Voting of Securities Owned by the Company. All stock, shares and other securities of other corporations owned or held by the Company for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by Resolution of Directors, or, in the absence of such authorization, by the Chairman of the Board, the Chief Executive Officer, the President, or any Vice President.

50.                               Compensation of Officers

The salaries and other compensation of the officers of the Company shall be fixed by or in the manner designated by the Board.

51.                               Standard of Care

A director, when exercising powers or performing duties as a director, shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account, but without limitation, (a) the nature of the Company, (b) the nature of the decision, and (c) the position of the director and the nature of the responsibilities undertaken by him or her.

52.                               Conflicts of Interest

52.1                        A director shall, forthwith after becoming aware of the fact that he or she is interested in a transaction entered into or to be entered into by the Company, disclose the interest to the Board, unless the transaction or proposed transaction (a) is between the director and the Company and (b) is to be entered into in the ordinary course of the Company’s business and on usual terms and conditions.

52.2                        A transaction entered into by the Company in respect of which a director is interested is voidable by the Company unless the director complies with Article 52.1 or (a) the material facts of the interest of the director in the transaction are known by the Members entitled to vote at a meeting of Members and the transaction is approved or ratified by a Resolution of Members or (b) the Company received fair value for the transaction.

52.3                        For the purposes of this Article 52, a disclosure is not made to the Board unless it is made or brought to the attention of every director on the Board.

52.4                        A director who is interested in a transaction entered into or to be entered into by the Company may vote on a matter relating to the transaction, attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum and sign a document on behalf of the Company, or do any other thing in his capacity as director that relates to the transaction.

53.                               Indemnification

53.1                        Subject to Article 53.2, the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with any proceedings any person who:

(a)                                 is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

(b)                                 is or was, at the request of the Company, serving as a director or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors; and, provided, further, that the Company shall not be required to indemnify any director in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under applicable law or (iv) such indemnification is required to be made under Article 53.9.

53.2                        Article 53.1 does not apply to a person referred to in that article unless the person acted honestly and in good faith and in what he or she believed to be the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful.

53.3                        The decision of the Board as to whether the person acted honestly and in good faith and in what he or she believed to be the best interests of the Company and as to whether the person had no reasonable cause to believe that his or her conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

53.4                        The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his or her conduct was unlawful.

53.5                        If a person referred to in this article has been successful in defense of any proceedings referred to therein,

the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

53.6                        Expenses, including legal fees, incurred by a director (or former director) in defending any legal, administrative or investigative proceedings shall be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director (or former director, as the case may be) to repay the amount if it shall ultimately be determined that the director (or former director, as the case may be) is not entitled to be indemnified by the Company. Expenses, including legal fees, incurred by an officer (or former officer) in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the officer (or former officer, as the case may be) to repay the amount if it shall ultimately be determined that the officer (or former officer, as the case may be) is not entitled to be indemnified by the Company.

53.7                        The indemnification and advancement of expenses provided by, or granted under, these Articles are not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Members, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of the Company.

53.8                        The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability under Article 53.1.

53.9                        Without the necessity of entering into an express contract, all rights to indemnification and advances to directors under this Article 53 shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Company and the director. Any right to indemnification or advances granted by this Article 53 to a director shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. To the extent permitted by law, the claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the Company shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under applicable law for the Company to indemnify the claimant for the amount claimed. Neither the failure of the Company (including its Board, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the director has met the applicable standard of conduct set forth in applicable law, nor an actual determination by the Company (including its Board, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Company.

53.10                 The rights conferred on any person by this Article 53 shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Memorandum, Articles, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The Company is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by applicable law.

53.11                 Any repeal or modification of this Article 53, or any portion hereof, shall only be prospective and shall not affect the rights under this Article 53 in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Company.

53.12                 If this Article 53, or any portion hereof, shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each director to the full extent not prohibited by any applicable portion of this section that shall not have been invalidated, or by any other applicable law. If this section shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Company shall indemnify each director to the full extent under any other applicable law.

53.13                 For the purposes of this Article 53, the following definitions shall apply:

(a)                                 The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b)                                 The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(c)                                  The term the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(d)                                 References to a “director,” “officer,” “employee,” or “agent” of the Company shall include, without limitation, situations where such person is serving at the request of the Company as, respectively, a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(e)                                  References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this section.

MEETINGS OF THE BOARD OF DIRECTORS

54.                               Board Meetings

The Board or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as it may determine to be necessary or desirable.

55.                               Notice of Board Meetings

A director shall be given reasonable notice of a Board meeting, but a Board meeting held without reasonable notice having been given to all directors shall be valid if, either before or after the meeting, all the directors entitled to vote at the meeting waive notice of the meeting, and for this purpose, the presence of a director at the meeting shall be deemed to constitute waiver on his or her part (except where a director attends a meeting for the express purpose of objecting to the transaction of business on the grounds that the meeting is not properly called). The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting. Reasonable notice for purposes of this Article 55 shall mean notice that is given in person, by telephone, or by facsimile, electronic mail or other form of electronic communication, sent to such director’s business or home address, at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to such director’s business or home address, at least forty-eight (48) hours in advance of the meeting.

56.                               Participation in Meetings by Telephone

A director shall be deemed to be present at a meeting of directors if he or she participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

57.                               Quorum at Board Meetings

Except with respect to questions related to indemnification arising under Article 53 herein for which a quorum shall be one-third of the exact number of directors fixed from time to time, the quorum necessary for the transaction of business at a meeting of directors shall be a majority of the exact number of directors fixed from time to time, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present. For purposes of this Article, the total number of directors includes any unfilled vacancies on the Board.

58.                               Board to Continue in the Event of Vacancy

The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum for a Board meeting, the continuing directors or director may act only for the purpose of appointing directors to fill any vacancy that has arisen or summoning a meeting of Members.

59.                               Chairman to Preside

At every Board meeting the chairman of the Board shall preside as chairman of the meeting. If there is not a chairman of the Board or if the chairman of the Board is not present at the meeting, the directors present shall choose one of their number to be chairman of the meeting.

60.                               Powers of Sole Director

If the Company shall have only one director, the provisions herein contained for Board meetings shall not apply except that such sole director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the Members of the Company. If the Company shall have only one director, in lieu of minutes of a meeting the director shall record in writing and sign a note or memorandum (or adopt a resolution in writing) concerning all matters requiring a Resolution of Directors and such note, memorandum or resolution in writing shall be kept in the minute book. Such a note, memorandum or resolution in writing shall constitute sufficient evidence of such resolution for all purposes.

61.                               Action Without Meeting

Unless otherwise restricted by the Act or the Memorandum or these Articles, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

CORPORATE RECORDS

62.                               Documents to be Kept

62.1                        The Company shall keep the following documents at the office of its registered agent:

(a)                                 the Memorandum and these Articles;

(b)                                 the register of Members or a copy of the register of Members;

(c)                                  the register of directors or a copy of the register of directors;

(d)                                 the register of charges or a copy of the register of charges; and

(e)                                  copies of all notices and other documents filed by the Company in the previous ten years.

62.2                        Where the Company keeps a copy of its register of Members or register of directors at the office of its registered agent, it shall within 15 days of any change in the register, notify the registered agent, in writing, of the change, and it shall provide the registered agent with a written record of the physical address of the place or places at which the original register of Members or the original register of directors is kept.

62.3                        Where the place at which the original register of Members or the original register of directors is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

62.4                        The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the Board may determine:

(a)                                 the minutes of meetings and Resolutions of Members and of classes of Members; and

(b)                                 the minutes of meetings and Resolutions of Directors and committees of directors.

62.5                        Where any of the minutes or resolutions described in the previous article are kept at a place other than at the office of the Company’s registered agent, the Company shall provide the registered agent with a written record of the physical address of the place or places at which the records are kept.

62.6                        Where the place at which any of the records described in Article 62.4 is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

62.7                        The Company’s records shall be kept in written form or either wholly or partly as electronic records.

63.                               Inspection of Records

63.1                        A director of the Company is entitled, upon giving reasonable notice, to inspect the documents and records of the Company:

(a)                                 in written form;

(b)                                 without charge;

(c)                                  at a reasonable time specified by the directors during normal business hours; and

(d)                                 to make copies or take extracts from the documents and records.

63.2                        Subject to Article 63.3, a Member of the Company is entitled, upon giving written notice to the Company, to inspect:

(a)                                 the memorandum and articles;

(b)                                 the register of members;

(c)                                  the register of directors; and

(d)                                 minutes of meetings and Resolutions of Members and of those classes of members of which he or she is a member, and to make copies of or take extracts from the documents and records.

63.3                        The directors may, if they are satisfied that it will be contrary to the Company’s interest to allow a Member to inspect a new document, or part of a document, specified in Article 62.2, (b), (c) or (d), refuse to permit the Member to inspect the document or limit the inspection of the document, including limiting the making of copies or taking the extracts form the records.

63.4                        The directors shall as reasonably practicable notify a Member of any exercise of their powers under Article 63.3.

64.                               Form and Use of Seal

The Board shall provide for the safe custody of the Seal. An imprint thereof shall be kept at the office of the registered agent of the Company. The Seal when affixed to any written instrument shall be witnessed by any one director, the Secretary or Assistant Secretary, or by any person or persons so authorized from time to time by Resolution of Directors.

ACCOUNTS

65.                               Books of Account

The Company shall keep records and underlying documentation that (a) are sufficient to show and explain the Company’s transactions and (b) will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

66.                               Form of Records

66.1                        The records required to be kept by the Company under the Act, the Mutual Legal Assistance (Tax Matters Act), 2003, the Memorandum or these Articles shall be kept in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act (British Virgin Islands).

66.2                        The records and underlying documentation shall be kept for a period of at least five years from the date of completion of the relevant transaction or the date the Company terminates the business relationship to which the records and underlying documentation relate.

JURISDICTION

67.                               Exclusive Jurisdiction of the Courts of the British Virgin Islands

Unless the Company consents in writing to the selection of an alternative forum, the courts of the British Virgin Islands shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s Members, or (iii) any action asserting a claim arising pursuant to any provision of British Virgin Islands law or the Memorandum or these Articles, or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of the Company shall be deemed to have notice of and consented to the provisions of this Article 67.

LITIGATION COSTS

68.                               Costs of Claim

In the event that (i) any Member or prior Member or anyone on its behalf (“Claiming Party”) initiates or asserts any claim or counterclaim (“Claim”) or joins, offers substantial assistance to or has a direct financial interest in any Claim against the Company or its subsidiaries, directors or Members (including any Claim purportedly filed on behalf of the Company or any Member), and (ii) the Claiming Party (or the third party that received substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then each Claiming Party shall be obligated, jointly and severally, to reimburse the Company and any such Member or Members for all fees, costs and expenses of every kind and description (including, but not limited to, all reasonable attorneys’ fees and other litigation expenses) that the parties may incur in connection with such Claim.

VOLUNTARY LIQUIDATION

69.                               Liquidation

The Company may be liquidated in accordance with the Act only if (a) it has no liabilities; or (b) it is able to pay its debts as they fall due and the value of its assets equals or exceeds its liabilities. The Board shall be permitted to pass a Resolution of Directors for the appointment of an eligible individual as a voluntary liquidator (or two or more eligible individuals as joint voluntary liquidators) of the Company if the Members have, by a Resolution of Members, approved the liquidation plan in accordance with the Act.

FUNDAMENTAL CHANGES

70.                               Changes

Section 175 of the Act shall not apply to the Company.

71.                               Continuation under Foreign Law

The Company may, by Resolution of Members or by Resolution of Directors, continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

MISCELLANEOUS

72.                               Loans to Officers or Employees

Except as otherwise prohibited by applicable law, including the Sarbanes-Oxley Act of 2002, the Company may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Company or of its subsidiaries, including any officer or employee who is a director of the Company or its subsidiaries, whenever, in the judgment of the Board, such loan, guarantee or assistance may reasonably be expected to benefit the Company. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of the Company. Nothing in these Articles shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Company at common law or under any statute.